UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007 (March 7, 2007)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30095 (Commission File Number)	33-0921967 (IRS Employer Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Effective March 7, 2007, the Board of Directors (the “Board”) of Wescorp Energy, Inc. (the “Company”) appointed Mr. Mark Norris, age 44, as a member of the Board to serve until the next annual meeting of shareholders or his successor is duly elected and qualified. He is not currently a member of any committee of the Board. The Company has no special arrangements or understandings with Mr. Norris in connection with his appointment to the Board except that Mr. Norris will be reimbursed for his expenses in connection with his services on the Board and he shall receive 200,000 shares of the Company’s common stock for his services on the Board.

Item 9.01      Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Document

99.1	Press Release dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

Date: March 15, 2007	By:	/s/ Douglas Biles
Douglas Biles
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Document

99.1	Press Release dated March 7, 2007.